                                                                  Exhibit 4.1


                                FOURTH AMENDMENT

                  FOURTH AMENDMENT, dated as of March 16, 2000 (this "AMENDMENT"), to the Credit Agreement, dated as of November 19, 1997 (as amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the "BORROWER"), the several banks and other financial institutions or entities parties thereto (the "LENDERS"), and SOCIETE GENERALE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                             W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, extensions of credit to the Borrower; and

                  WHEREAS, the Borrower has requested, and upon this Amendment becoming effective, the Lenders will have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

                  2.1 AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT.

                  (a) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and substituting in lieu thereof the following:

                  "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below:


                                                  Eurodollar           ABR
                                                    Loans             Loans
                                                    -----             -----
                  Revolving Credit Loans            3.00%             1.50%
                  Tranche A Term Loans              3.00%             1.50%
                  Tranche B Term Loans              3.00%             1.50%
                  Tranche C Term Loans              3.25%             1.75%;


         PROVIDED, that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid."

                  (b) The definition of "Business-Sustaining Capital Expenditures" in Section 1.1 of the Credit Agreement is hereby amended by deleting from the third line thereof the amount "$15,000,000" and substituting in lieu thereof the amount "$11,000,000".

                  (c) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso after the amount "$7,500,000" at the end of such definition:

         "and PROVIDED, FURTHER, that, in calculating Consolidated EBITDA for periods that include any fiscal quarter of the Borrower's 1999 fiscal year, an aggregate amount of up to $3,200,000 of gains resulting from sales of restaurants consummated on or prior to January 2, 2000 shall not be subtracted from Consolidated Net Income"

                  2.2 AMENDMENT TO SECTION 7.1(d) OF THE CREDIT AGREEMENT. Paragraph (d) of Section 7.1 of the Credit Agreement is hereby amended by deleting said paragraph in its entirety and substituting in lieu thereof the following:

                  "(d) MAINTENANCE OF NET WORTH. Permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower ending during any fiscal year set forth below to be less than the amount set forth below opposite such fiscal year:


                                    Fiscal Quarter                              Consolidated Net Worth
                                    --------------                              ----------------------
                   Fiscal quarters from and including fourth quarter of
                   fiscal 1997 through and including third quarter of              ($95,000,000)
                   fiscal 1998

                   Fourth quarter of fiscal 1998                                   ($98,000,000)

                   First quarter of fiscal 1999                                    ($105,000,000)

                   Second quarter of fiscal 1999                                   ($100,000,000)

                   Third quarter of fiscal 1999                                    ($93,500,000)

                   Fourth quarter of fiscal 1999                                   ($93,000,000)

                   First quarter of fiscal 2000                                    ($112,500,000)

                   Second quarter of fiscal 2000                                   ($109,500,000)

                   Third quarter of fiscal 2000                                    ($104,500,000)

                   Fourth quarter of fiscal 2000                                   ($103,000,000)

                   First quarter of fiscal 2001                                    ($105,000,000)



                                    Fiscal Quarter                              Consolidated Net Worth
                                    --------------                              ----------------------
                   Second quarter of fiscal 2001                                   ($100,000,000)

                   Third quarter of fiscal 2001                                    ($95,000,000)

                   Fourth quarter of fiscal 2001                                   ($92,000,000)

                   Fiscal quarters from and including first quarter of
                   fiscal 2002 through and including third quarter of              ($97,000,000)
                   fiscal 2002

                   Fourth quarter of fiscal 2002                                   ($72,000,000)

                   Fiscal quarters from and including first quarter of
                   fiscal 2003 through and including third quarter of              ($77,000,000)
                   fiscal 2003

                   Fourth fiscal quarter of fiscal 2003 and all fiscal
                   quarters thereafter                                             ($67,000,000)"


                  2.3 AMENDMENT TO ANNEX A. Annex A to the Credit Agreement is hereby amended to read in its entirety as set forth in Annex A hereto.

                  SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date set forth above (the "AMENDMENT EFFECTIVE DATE") on the date on which (a) the Borrower and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment and (b) each Guarantor shall have executed the Acknowledgment and Consent in the form annexed hereto.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

                  SECTION 5. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the

Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  SECTION 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       FRIENDLY ICE CREAM CORPORATION

                                       By:______________________________
                                          Title:

                                       SOCIETE GENERALE

                                       By:______________________________
                                          Title:

                                       TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION

                                       By:______________________________
                                          Title:

                                       BLACK DIAMOND INTERNATIONAL
                                        FUNDING, LTD.

                                       By:______________________________
                                          Title:

                                       BLACK DIAMOND CLO, 1998-I LTD.

                                       By:______________________________
                                          Title:

                                       FLEET NATIONAL BANK

                                       By:______________________________
                                          Title:

GENERAL ELECTRIC CAPITAL
  CORPORATION

By:_______________________________

Title:


FIRST SOURCE FINANCIAL LLP

By:  First Source Financial, Inc.,
     its Agent/Manager

     By:__________________________
        Title:


BANK OF AMERICA, N.A.

By:_______________________________

Title:


PAMCO CAYMAN LTD.

By:  Highland Capital Management, L.P.
     as Collateral Manager

     By:__________________________
        Title:

                                      PAM CAPITAL FUNDING, L.P.

                                      By:  Highland Capital Management, L.P.
                                           as Collateral Manager

                                           By:__________________________
                                              Title:


                                      SENIOR DEBT PORTFOLIO

                                      By:  First Source Financial, Inc.,
                                           its Agent/Manager

                                           By:__________________________
                                              Title:


                                      FIRST UNION NATIONAL BANK

                                      By:_______________________________

                                      Title:


                                      FOOTHILL INCOME TRUST, L.P.

                                      By:_______________________________

                                      Title:

CANADIAN IMPERIAL BANK OF COMMERCE

By:_______________________________

Title:

                           ACKNOWLEDGMENT AND CONSENT

           Each of the undersigned corporations as guarantors under the Guarantee and Collateral Agreement, dated as of November 19, 1997, made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment and all prior modifications to the Credit Agreement.


                                        FRIENDLY'S RESTAURANTS FRANCHISE,
                                          INC.


                                        By:________________________________
                                           Title:



                                        FRIENDLY'S INTERNATIONAL, INC.


                                        By:________________________________
                                           Title:

                                                                         ANNEX A



                    PRICING GRID FOR REVOLVING CREDIT LOANS,
                    TRANCHE A TERM LOANS AND COMMITMENT FEES


------------------------------------------------- --------------------------- ------------------------------
                  Consolidated                        Applicable Margin            Commitment Fee Rate
                 Leverage Ratio                      for Eurodollar Loans
------------------------------------------------- --------------------------- ------------------------------
                 Greater than
                 or Equal to   4.0 to 1.0                   3.000%                       0.500%
------------------------------------------------- --------------------------- ------------------------------
   Greater than                  Less
   or Equal to   3.5 to 1.0 and  than 4.0 to 1.0            2.750%                       0.500%
------------------------------------------------- --------------------------- ------------------------------
   Greater than                  Less
   or Equal to   3.0 to 1.0 and  than 3.5 to 1.0            2.625%                       0.500%
------------------------------------------------- --------------------------- ------------------------------
   Greater than                  Less
   or Equal to   2.5 to 1.0 and  than 3.0 to 1.0            2.375%                       0.375%
------------------------------------------------- --------------------------- ------------------------------

                 Less than     2.5 to 1.0                   2.125%                       0.375%
------------------------------------------------- --------------------------- ------------------------------



           Changes in the Applicable Margin with respect to Revolving Loans and Tranche A Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to
Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. In addition, at all times while a Default or an Event of Default shall have occurred and be continuing, there shall be no reduction in the Applicable Margin with respect to Revolving Loans and Tranche A Loans or in the Commitment Fee Rate; PROVIDED, HOWEVER, that any applicable reduction shall become effective at such time as no Default or Event of Default shall be continuing. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made as at the end of and with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements and shall reflect the matters set forth in the proviso to Section 7.1(a).